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                                                                   Exhibit 10.3

     SUBSCRIPTION AGREEMENT dated as of the 2nd day of March,1999, between FM/CCP Investment Partners, LLC, a Delaware limited liability company with offices at 767 Fifth Avenue, New York, New York 10153 ("Buyer"), and Internet Fashion Mall, LLC, a Delaware limited liability company, with its principal place of business at 575 Madison Avenue, New York, NY 10022 (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Benjamin Narasin and Grant Narasin (collectively "Narasin") and Richard A. Eisner & Company, LLP ("RAE") are the sole members of, and the sole owners of membership interests in the Company (all such membership interests in the Company being hereinafter referred to singly as a "Membership Interest" and collectively as "Membership Interests") of which Narasin owns an 80% Membership Interest and RAE owns a 20% Membership Interest; and

     WHEREAS, Buyer wishes to purchase a 5% Membership Interest (the "5% Membership Interest") of the Company for $1,000,000; and

     WHEREAS, in addition, Buyer wishes to purchase a 6% promissory note of the Company in the principal amount of $1,000,000 (the "Note") and a warrant (the "Warrant"), for $1,000,000; and

     WHEREAS, the Company desires to sell the 5% Membership Interest, the Note and the Warrant to Buyer; and

     WHEREAS, upon the purchase by Buyer of the 5% Membership Interest, Buyer shall be a member of the Company with a 5% Membership Interest and the Membership Interests of Narasin and RAE shall be reduced to 76% and 19%, respectively; and

     WHEREAS, assuming, on a PRO FORMA basis, the exercise by Jerome Chazen ("Chazen") of his options to purchase up to a 3% Membership Interest (but not his options to purchase certain shares calculated by reference to an additional 2% Membership Interest), Buyer shall be a member of the Company with a 5% Membership Interest in accordance with the letter of even date herewith from the Company to Buyer and Chazen concerning the capitalization of the Company (the "Capitalization Side Letter") and the Membership Interests of Narasin and RAE shall be reduced to 73.6% and 18.4%, respectively;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The Company hereby sells, assigns and transfers the 5% Membership Interest, the Note and the Warrant to Buyer and Buyer, in reliance on the representations, warranties and covenants contained herein, hereby purchases the same, for aggregate consideration of $2,000,000.00, payable on the date of the execution of this Agreement or on the first business day thereafter (such date of payment being hereafter referred to as the "Closing Date").




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     2. The Buyer hereby agrees to be bound by the terms and conditions of the
Amended and Restated Limited Liability Company Agreement by and among Narasin and RAE, a copy of which is annexed hereto as Exhibit A (the "LLC Agreement") and Narasin and RAE hereby consent to the admission of Buyer as a member of the Company.

     3. The Buyer hereby agrees that for a period of twelve (12) months following the consummation of an initial public offering ("IPO") of the common stock or other equity securities of the Company or the IPO Company (as defined below) (the "Lock Up Period"), it shall not, without the prior written consent of the Company or the IPO Company, as the case may be, directly or indirectly, including by entering into any Hedging Transaction (as defined below), offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of ("Dispose of"), any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of common stock or other equity securities of the Company or the IPO Company, as the case may be. As used herein, (a) the term "IPO Company" means any corporation or other entity, the shares or other equity securities of which are issued to the members of the Company in consideration for the conversion, exchange or cancellation of the Membership Interests and/or the transfer of the Membership Interests to the IPO Company; and (b) the term "Hedging Transaction" shall mean any short sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the common stock or such other equity securities. Notwithstanding the foregoing provisions of this Section 3, (i) Buyer shall have the right to transfer all or any portion of his or its shares of the IPO Company to any Permitted Transferee, subject to the agreement of the managing underwriter for the initial public offering and (ii) if Narasin or RAE sells any of his or its securities of the Company during the Lock-up Period, Buyer shall not be restricted under this
Section 3 from selling the same percentage of its securities of the Company as the securities being sold by Narasin or RAE represent of the securities of the Company held by him or it, as the case may be, and if Narasin or RAE is released from his or its "lock-up" agreement, Buyer shall be similarly released from the restrictions contained in this Section 3. For purposes of this Agreement, the term "Permitted Transferee" shall mean any transferee of any transfer or transfers made, at any time or from time to time by Buyer or any such transferee to (i) any member of Buyer or (ii) any Family Donee of members of Buyer, subject to the prior approval of either Jerome Chazen or Sidney Banon, as manager of Buyer. For purposes of this Agreement, the term "Family Donee" shall mean: (A) any parent, child, lineal descendant or sibling of a member of Buyer, the spouse of any of the foregoing, or the spouse of such member of Buyer; (B) any trust established by a member of Buyer or any Family Donee described in clause (A) above, or any trustee, custodian, fiduciary or foundation which will hold such shares for charitable purposes or for the benefit of such member of Buyer or any of the persons described in clause (A) above; PROVIDED, that Buyer or any person described in clause (A) above shall exercise a deciding influence over the voting of the Membership Interests or shares held by a Family Donee described in this clause (B); or (C) any beneficiary (which is a Family Donee pursuant to clause (A) or (B) above) of any trust constituting a member of Buyer or which is itself a Family Donee.

     4. The Buyer hereby agrees, represents, and warrants, as of the date hereof and as of the Closing Date, that:




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          (a) It is acquiring the Membership Interest, the Note and the Warrant for its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof; provided that, notwithstanding such intention, Buyer shall be free to transfer the 5% Membership Interest in compliance with applicable legal requirements and the provisions of this Agreement and the LLC Agreement;

          (b) By virtue of its position, it has access to the same kind of information which would be available in a registration statement filed under the Securities Act of 1933, as amended (the "Act"), including, without limitation, access to cash and barter contracts, the Company's books and records and summaries of cash and barter clients;

          (c) It is a sophisticated investor;

          (d) Its members understand that they may not sell or otherwise dispose of their share of the Membership Interest, the Note or the Warrant in the absence of either a registration statement under the Act or an exemption from the registration provisions of the Act; and

          (e) The certificates representing the Note and the Warrant and any certificate or other document evidencing Buyer's Membership Interest may contain a legend thereon to the effect of (d) above.

     5. The Company hereby agrees, represents and warrants, as of the date hereof and as of the Closing Date, that:

          (a) The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii) has all requisite limited liability company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (iii) is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction in which it maintains physical facilities, except to the extent that the failure to do so or be so would not in the aggregate have a material adverse effect on the business, financial condition, results of operations or prospects of the Company ("Material Adverse Effect"); and (iv) has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Capitalization Side Letter, the LLC Agreement (in the form annexed hereto), the Note, the Warrant and the Registration Rights Agreement (as hereinafter defined) (collectively, the "Transaction Documents").

          (b) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby (i) have been (or, in the case of the Registration Rights Agreement, will be) duly authorized by all necessary action of the Company or its Members; (ii) do not contravene the terms of the Certificate of Formation or LLC Agreement or any contribution agreement or retention agreement to which the Company and any member is a party, or any other governing document of



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the Company, in each case which has previously been delivered to Buyer (and which are herein annexed); and (iii) except for such violations, conflicts, breaches, contraventions or Liens (as hereinafter defined) which would not in the aggregate have a Material Adverse Effect, do not violate, conflict with or result in any breach or contravention of or result in the creation of any lien, charge, pledge, security interest, mortgage or other encumbrance (each, a "Lien") under, any contractual obligation of the Company, or any requirement of any federal, state or foreign law, rule or regulation (each, a "Requirement of Law"), applicable to the Company; provided, however, that no representation, warranty or agreement is made in this clause (iii) concerning any state securities laws, rules or regulations as they relate to publicly-offered securities or rules or regulations of the National Association of Securities Dealers, Inc., Nasdaq or any exchange upon which the securities of the Company (or the IPO Company) are proposed to be listed.

          (c) No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any federal, state or foreign governmental agency, instrumentality, court or administrative authority ("Governmental Authority") or any other person in respect of any Requirement of Law applicable to the Company and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement or any other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby, except for any of the foregoing required under federal or state securities laws, the rules and regulations promulgated by the National Association of Securities Dealers, Inc., Nasdaq and any exchange upon which securities of the Company (or the IPO Company) are proposed to be listed.

          (d) This Agreement and the other Transaction Documents to which the Company is a party have been, or in the case of the Registration Rights Agreement will be, duly executed and delivered by the Company and each constitutes, or in the case of the Registration Rights Agreement will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (e) Except for matters materially reflected in the Company's bad debt reserve in the approximate amount of $105,000 as of December 31, 1998, subject to audit adjustments, there are no legal actions, suits, proceedings, claims, material complaints, material disputes or investigations pending, or to the knowledge of the Company threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company, Narasin or their respective property or assets ("Judgments") which in the aggregate would have a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Authority against the Company, Narasin or their respective property or assets, purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.



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          (f) The Membership Interests in the Company as of the date hereof consist solely of the Membership Interests of RAE and Narasin described in the preamble hereto. Except for this Agreement, any of the other Transaction Documents and the other agreements and instruments being made by the Company with or in favor of Buyer or Chazen, and except for the Company's agreements with Wit Capital, there are no options, warrants, conversion privileges or other rights (collectively "Rights") presently outstanding to purchase or otherwise acquire any Membership Interests in the Company and all such rights are correctly reflected in the capitalization side letter. The issued and outstanding Membership Interests are duly authorized and validly issued.

          (g) The Company has delivered to Buyer its unaudited financial statements (balance sheet and statements of operations) for the fiscal years ended on, and as at December 31, 1996, 1997 and 1998 (the "FINANCIAL STATEMENTS"). The Financial Statements fairly present the financial condition and operating results of the Company in accordance with GAAP as of the respective dates and for the respective periods indicated, subject to audit adjustments.

          (h) (i) As used herein, the term "Intellectual Property" shall mean all worldwide intellectual property rights, including, without limitation, any patent, trademark, service mark, trade name, copyright or any registration or application therefor; and any know-how, trade secret, customer list, technology, process, formula or other proprietary information; and any source code, object code, flowchart, algorithm, display screen, layout, system architecture, development tool or other software; and any license to any of the foregoing; and all documents or other information in any machine or human understandable media related to any of the foregoing. Intellectual Property which is used in or is otherwise material to the business of the Company as currently conducted and as it is expected to be conducted in the future is referred to as "Intellectual Property Assets."

               (ii) The Company directly owns, or is licensed or otherwise possesses rights to use all Intellectual Property Assets that are necessary for the operation of its business as presently conducted, with such exceptions as have not had and are not reasonably likely to have a material adverse effect on the business of the Company. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any Intellectual Property Assets by any third party, except for such use, infringement or misappropriation, individually or in the aggregate as have not had and are not reasonably likely to have a material adverse effect on the business of the Company. To the knowledge of the Company, no Intellectual Property Assets are subject to any outstanding Judgment restricting in any manner the use or licensing thereof by the Company or infringes on or misappropriates any Intellectual Property owned or used by any other person, except to the extent any such Judgment, infringement or misappropriation, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on the business of the Company. The Company is the sole and exclusive owner of, free of any Liens, and is registered with Network Solutions, Inc. with respect to the "Fashionmall.com" and domain name, has submitted to, Network Solutions, Inc. with respect to the "Outletmall.com" domain name.




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          (i) Since December 31, 1998, the operations of the Company have been conducted, in all material respects, in a manner consistent with past practice and in accordance with the business plan presented heretofore to Buyer, taking into account additional expenses incurred by the Company in preparing for the IPO.

          (j) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (k) No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the 5% Membership Interests. Assuming the accuracy of the representations and warranties of Buyer set forth in Section 4, no registration, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, is or will be required in connection with the offer, sale or issuance of the 5% Membership Interest.

          (l) Except for the finder's fee to be paid by the Company to Wit Capital, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with or known to the Company.

          (m) Upon payment of the purchase price for the 5% Membership Interest, the 5% Membership Interest will be duly authorized and validly issued, fully paid and non-assesable and clear of all Liens or any adverse claims, preferential arrangements or restrictions of any kind that were granted or otherwise created by the Company (other than any of the foregoing set forth in the LLC Agreement), including, without limitation, any restrictions on the exercise of any attributes of ownership. Except as may be otherwise required by law or as may be agreed to by Buyer (or any member of Buyer, any Family Donee, or any subsequent member of Buyer, as the case may be), ownership of the 5% Membership Interest will not obligate Buyer (or any member of Buyer, any Family Donee or any subsequent member of Buyer, as the case may be), to make any contribution to the capital of, or any loans or advances to, the Company.

          (n) Neither this Agreement nor any other document, certificate, instrument or written statement furnished or made available to Buyer, or to counsel to Buyer, by or on behalf of the Company pursuant to this Agreement or any of the other Transaction Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, viewing all of the foregoing documents, certificates, instruments and written statements in the aggregate, not misleading. To the best of the Company's knowledge, there is no fact which materially adversely affects the business, operations, prospects, affairs, conditions (financial or otherwise), properties or assets of the Corporation which has not been set forth in this Agreement or in the other Transaction Agreements, certificates, instruments or written statements furnished to Buyer and its counsel by or on behalf of the Company pursuant to this Agreement.




                                       6

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     6. The Company agrees to pay the finder's fee to Wit Capital in connection with this transaction and to fully indemnify Buyer against any and all claims in respect thereof.

     7. The Company hereby grants the following registration rights to Buyer:
Buyer, together with Chazen, shall have the right to register the resale of their respective shares of common stock of the IPO Company, including, without limitation, any such shares underlying the Warrant (or other equity interests issued to the public in the IPO of the Company or the IPO Company) (collectively, the "Registrable Securities"), as follows: (i) on one occasion, on Form S-3 (or an equivalent form), on a demand basis, at the Company's sole expense (other than commissions, discounts and broker's fees and legal fees and expenses of Chazen and Buyer, which shall be borne by Chazen and Buyer, respectively), commencing upon the Company's eligibility to utilize such form for offerings by selling security holders and ending on February 25, 2004, subject to agreed-upon "blackout" periods; and (ii) on an unlimited number of occasions, on a "piggyback" basis with respect to any registration by the IPO Company of its common stock (other than on Form S-4, Form S-8 or equivalent forms) and subject to customary exceptions (E.G., underwriter's cutbacks and "blackout" periods), commencing upon the termination of Lock Up Period and ending on February 25, 2004. In furtherance of such grant, the Company, for itself and the IPO Company, as applicable and Buyer shall as soon as practicable after the date hereof, use their respective reasonable efforts to promptly enter into the Registration Rights Agreement among the Company (as aforesaid), Chazen and Buyer, which shall contain customary, mutually agreeable terms applicable to the Company or the IPO Company (whichever first consummates an IPO). Notwithstanding the foregoing, if the Company or the IPO Company is ineligible to utilize Form S-3 (or an equivalent form) as a result of a failure to comply with the requirements of such Form, then the Company or the IPO Company shall register the Registrable Securities on Form S-1 or such other form as may be available.

     8. (a) "Covered Securities" means (i) all equity securities of the Company or any IPO Company (for purposes of this Section 8, each, a "Company Entity" and collectively, the "Company Entities"); (ii) all securities convertible into or exchangeable for equity securities of the Company Entities; and (iii) all options, warrants and other rights to purchase or otherwise acquire from the Company Entities any such equity securities or securities convertible into or exchangeable for such equity securities, in each case, issued prior to the consummation of an IPO of the Company or the IPO Company, whichever is earlier (collectively, "New Securities"); provided that the Covered Securities shall not include any New Securities that are:

               (i) issuable (A) pursuant to the Warrant, the options issued or issuable to Chazen, (B) to Buyer or any affiliate of Buyer or any person that would be a Permitted Transferee of Buyer hereunder (assuming prior written approval of the Manager of Buyer, exercised by Chazen or Sid Banon) and/or their respective permitted successors and assignors; provided the Company shall have notified Buyer promptly, but in any event at least 10 days prior to the issuance thereof, of the commencement of bona fide discussions contemplating proposed issuances to persons (other than Chazen or Sidney Banon, their respective spouses, children and children's spouses) that would



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be Permitted Transferees, but that have not become Permitted Transferees hereunder or (C) to Wit Capital and/or their respective permitted successors and assigns;

               (ii) distributed to all of the Members or stockholders of any of the Company Entities (including Buyer and Chazen) on the basis pro rata to their Membership Interests or equity interests;

               (iii) issued pursuant to the anti-dilution rights of any holder of equity securities of any of the Company Entities;

               (iv) issued to employees of, or consultants to, any of the Company Entities pursuant to any of the Company Entities' Stock Option Plan covering not more, in the aggregate, than 15% of the Membership Interests or outstanding shares of common stock of the IPO Company (including up to 3% of such Membership Interests (or outstanding shares of common stock) issued to Chazen); or

               (v) issued for consideration other than cash and/or promissory notes and which consideration is intended to be used by, or as an investment of, any or the Company Entities and which the managing member of the Company approves, having furnished at least ten days prior written notice to Buyer of such approval, or which Board of Directors of the IPO Company approves after similar prior notice.

          (b) If any Company Entity proposes to offer Covered Securities at any time beginning on the date of this Agreement and ending on the effective date of the IPO of the Company or the IPO Company, whichever is earlier, such Company Entity shall, before such offer, deliver to Buyer an offer (the "Company Offer") to issue to it, upon the terms (including price) which the Company Entity proposes to issue the Covered Securities, a portion of the Covered Securities (the "Offered Securities") equal to the product of (i) the aggregate amount of the Covered Securities proposed to be offered; and (ii) the Pro Rata Amount of Buyer. The Company Offer shall state that the Company Entity proposes to issue Covered Securities, specify their number and terms (including purchase price), and the number of the Offered Securities and the proposed purchaser thereof. The Company Offer shall remain open and irrevocable for a period of 20 business days (the "Participation Period") from the date of its delivery; PROVIDED, that if the Company Entity does not issue such Covered Securities, the Company Offer may be rescinded by the Company, or if the total amount of such Covered Securities shall be reduced, the Company Offer shall be extended only to the Pro Rata Amount of such reduced amount of Covered Securities. "Pro Rata Amount" means the percentage of all of the Membership Interests owned by Buyer or its members and any Family Donee assuming on a PRO FORMA basis, the exercise of Chazen's options to purchase up to a 3% (or in certain circumstances, up to 5%) Membership Interest.

          (c) The Buyer may accept a Company Offer by delivering to the Company Entity a notice (the "Purchase Notice") within the Participation Period. The Purchase Notice shall state the number (the "Purchase Number") of Offered Securities Buyer desires to purchase.



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          (d) The issuance of Offered Securities to Buyer, should Buyer deliver a Purchase Notice, shall be made on a business day, as designated by the Company Entity, not more than 30 days after the expiration of the Participation Period and shall be contemporaneous with the issuance of the Covered Securities to other purchasers upon the terms and conditions of the Offer.

          (e) If the number of Offered Securities exceeds the Purchase Number, the Company Entity may, not more than 90 days after the expiration of the Participation Period issue such excess or any portion thereof on the terms and conditions of the Offer to any person or entity.

     9. (a) Subject to the remaining provisions of this Section 9, during the period from the date of this Agreement until the sixth monthly anniversary of the date of this Agreement, the Company may sell Covered Securities to a person or entity other than Buyer (the "Proposed Purchaser"), only after receipt of a BONA FIDE written offer (an "Outside Offer") from the Proposed Purchaser to purchase Covered Securities being offered by the Company (the "ROFR Securities") and complies with the other terms hereof. Following the receipt of the Outside Offer, the Company shall deliver a written notice (the "ROFR Notice") to Buyer. The ROFR Notice shall state that the Company proposes to sell Covered Securities, specify their numbers and summarize the material terms (including purchase price) of the Outside Offer and shall attach such Outside Offer. The delivery of the ROFR Notice shall constitute the Company's offer to sell the ROFR Securities to Buyer on terms identical to those of the Outside Offer.

          (b) Within 20 business days following the receipt by Buyer of the ROFR Notice, Buyer may elect, by notice to the Company, to purchase all, but not less than all, of the ROFR Securities upon the terms and conditions of the Outside Offer.

          (c) If Buyer does not elect to purchase all of the ROFR Securities, the Company may, within 90 days after the ROFR Notice is given, sell not less than all of the ROFR Securities to the Proposed Purchaser on the terms (including purchase price) of the Outside Offer. After the expiration of such 90-day period or if the Outside Offer shall be modified in any material respect, the Company's right to sell the ROFR Securities to the Proposed Purchaser pursuant to this Section 9(c) shall terminate, and the terms of Section 9(a) shall again become effective, during the time period described in the first sentence of Section 9(a).

          (d) During the period from the date of this Agreement until the sixth monthly anniversary of the date of this Agreement, Buyer shall be entitled to exercise its rights with respect to any proposed issuance of Covered Securities under either Section 8(c) or 9(b), and the Company may furnish one notice that is both the Company Offer and the ROFR Notice. Upon such sixth monthly anniversary of the date of this Agreement, Buyer's rights under this Section 9 shall terminate, except with respect to any Outside Offer made prior to such expiration.





                                       9

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     10. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, sent by overnight courier or facsimile transmission or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof; any notice sent by overnight courier shall be deemed given on the next business day after delivery to the courier; any notice sent by facsimile transmission shall be deemed given upon receipt (electronically or otherwise); and any notice delivered against receipt shall be deemed given upon receipt, except in each case for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     11. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, including, without limitation, any IPO Company, and the successors and assigns of Buyer that become such successors and assigns in connection with a transfer of all or any portion the 5% Membership Interest in compliance with the provisions of this Agreement and the LLC Agreement.

     12. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles governing conflicts of laws.

          (b) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State, in each case sitting in New York County, in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument directly pursuant to, in connection with, or simultaneously with, this Agreement or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10 hereof.

          (c) Except with respect to Chazen, Permitted Transferees and the IPO Company, there shall be no third party beneficiary of this Agreement.

     13. This Agreement, together with the Note, the Warrant, and other Transaction Documents signed by the undersigned parties on this date represent the entire agreement with respect to the subject matter hereof, supersedes any prior oral or written agreements or undertakings between the parties with respect to such subject matter and may not be modified or amended except in a writing duly executed by each of the parties hereto.



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




     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                                     FM/CCP INVESTMENT PARTNERS,
                                                     LLC


                                                     By: /s/ Jerome Chazen
                                                        ------------------------
                                                        Name: Jerome Chazen
                                                        Title:


                                                     Consented and agreed to by:

                                                     INTERNET FASHION MALL, LLC


                                                     By: /s/ Benjamin Narasin
                                                        ------------------------
                                                        Benjamin Narasin
                                                        Member


                                                    RICHARD A. EISNER & COMPANY,
                                                    LLP, as a Member


                                                    By: /s/ Charly Weinstein
                                                       -------------------------
                                                       Principal

                                                       /s/ Benjamin Narasin
                                                       -------------------------
                                                       Benjamin Narasin






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